                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-000000) and related Prospectus of Eagle
Bulk Shipping Inc. for the proposed sale of debt or equity securities and to the incorporation by reference therein of our report dated March 8, 2006, with respect to the consolidated financial statements of Eagle Bulk Shipping Inc.
included in its Annual Report (Form 10-K) for the period ended December 31,
2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
December 22, 2006